CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Firsthand Funds and to the use of our report dated February 20,2026 on the financial statements and financial highlights of the Firsthand Technology Opportunities Fund and Firsthand Alternative Energy Fund, each a series of shares of Firsthand Funds, appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 20, 2026